SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                December 6, 1999
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                              JACK IN THE BOX INC.
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             (Exact name of registrant as specified in its charter)

DELAWARE                            1-9390                            95-2698708
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State of Incorporation)     (Commission File Number)               (IRS Employer
                                                             Identification No.)

9330 BALBOA AVENUE, SAN DIEGO, CALIFORNIA                                  92123
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(Address of principal executive offices)                              (Zip code)

Registrant's telephone number, including area code                (858) 571-2121
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ITEM 5.  OTHER EVENTS

         The following is the text of a press release issued December 6, 1999.

             Jack in the Box Inc. Announces Stock Repurchase Program

         SAN DIEGO - The Jack in the Box Inc. Board of Directors today authorized a common stock repurchase program, in which the company may buy back up to $10 million of its common stock.

         The company will not begin to repurchase any stock prior to December 7, 1999. The stock buyback is authorized to take place from time to time, subject to prevailing market conditions and to the terms of the company's credit facility and debt instruments.

         The repurchase comes on the heels of the restaurant chain's November announcement of record fourth-quarter earnings and its third consecutive year of record profits.

         "This action by the Board of Directors demonstrates our confidence in the outlook for Jack in the Box Inc.," said President and CEO Robert J. Nugent. "We continue to build momentum with a strategy that focuses on quality food service, which we believe will pay off for our guests and our shareholders."

         Jack in the Box Inc. operates and franchises more than 1,500
Jack in the Box(R) restaurants with systemwide sales of $1.8 billion. The company has 37,000 employees and is headquartered in San Diego.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             By: DARWIN J. WEEKS
                                                 ---------------
                                                 Darwin J. Weeks
                                                 Vice President, Controller and
                                                 Chief Accounting Officer

                                                 Date:  December 6, 1999